November 2023

Preliminary Terms No. 10,647

Registration Statement Nos. 333-250103; 333-250103-01

Dated October 20, 2023

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due August 11, 2025, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Beginning after three months, the securities will be automatically redeemed if the closing level of each of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Technology Select Sector SPDR® Fund, which we refer to as the underlyings, on any of the monthly determination dates is greater than or equal to 100% of its respective initial level, which we refer to as the respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of at least $1,201.25 per $1,000 security (to be determined on the pricing date). If the securities have not previously been redeemed and the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to 70% of its respective initial level which we refer to as the respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. The securities are for investors who are willing to forego current income and participation in the appreciation of any underlying in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying closes at or above the respective call threshold level on an monthly determination date or the final determination date, respectively, with no possibility of an early redemption until after the 3-month non-call period. Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective downside threshold level of any underlying will result in a significant loss of your investment, even if the other underlyings have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Dow Jones Industrial AverageSM (the “INDU Index”), Russell 2000® Index (the “RTY Index”) and Technology Select Sector SPDR® Fund (the “XLK Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	November 6, 2023
Original issue date:	November 9, 2023 (3 business days after the pricing date)
Maturity date:	August 11, 2025
Early redemption:

The securities are not subject to automatic early redemption until approximately three months after the original issue date. Following the initial 3-month non-call period, if, on any monthly determination date, beginning on February 6, 2024, the closing level of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the closing level of any underlying is below its respective call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least 11.50% per annum, to be determined on the pricing date) for each monthly determination date, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after three months, monthly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. The determination dates are subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.  If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Downside threshold level:

With respect to the INDU Index, , which is 70% of its initial level

With respect to the RTY Index, , which is 70% of its initial level

With respect to the XLK Shares, $ , which is 70% of its initial level

Call threshold level:

With respect to the INDU Index, , which is 100% of its initial level

With respect to the RTY Index, , which is 100% of its initial level

With respect to the XLK Shares, $ , which is 100% of its initial level

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to its respective call threshold level:

At least $1,201.25 (to be determined on the pricing date)

●If the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If the final level of any underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying

Under these circumstances, you will lose more than 30%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $961.50 per security, or within $35.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for auto-callable securities.

(2)See “Use of proceeds and hedging” on page 26.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020 Index Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 11, 2025, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Terms continued from previous page:
Initial level:

With respect to the INDU Index, , which is its closing level on the pricing date

With respect to the RTY Index, , which is its closing level on the pricing date

With respect to the XLK Shares, $ , which is its closing level on the pricing date

Closing level:

With respect to the INDU Index, the index closing value for such underlying on any index business day

With respect to the RTY Index, the index closing value for such underlying on any index business day

With respect to the XLK Shares, the closing price for such underlying on any trading day times the adjustment factor on such day

Final level:

With respect to the INDU Index, the closing level on the final determination date

With respect to the RTY Index, the closing level on the final determination date

With respect to the XLK Shares, the closing level on the final determination date

Adjustment factor:	With respect to the XLK Shares, 1.0, subject to adjustment in the event of certain events affecting the XLK Shares
Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial level to the respective final level
Performance factor:	With respect to each underlying, the final level divided by the initial level
CUSIP / ISIN:	61775MMW3 / US61775MMW37
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
1st determination date:	2/6/2024	1st early redemption date:	2/9/2024	At least $1,028.75
2nd determination date:	3/6/2024	2nd early redemption date:	3/11/2024	At least $1,038.333
3rd determination date:	4/8/2024	3rd early redemption date:	4/11/2024	At least $1,047.917
4th determination date:	5/6/2024	4th early redemption date:	5/9/2024	At least $1,057.50
5th determination date:	6/6/2024	5th early redemption date:	6/11/2024	At least $1,067.083
6th determination date:	7/8/2024	6th early redemption date:	7/11/2024	At least $1,076.667
7th determination date:	8/6/2024	7th early redemption date:	8/9/2024	At least $1,086.25
8th determination date:	9/6/2024	8th early redemption date:	9/11/2024	At least $1,095.833
9th determination date:	10/7/2024	9th early redemption date:	10/10/2024	At least $1,105.417
10th determination date:	11/7/2024	10th early redemption date:	11/13/2024	At least $1,115.00
11th determination date:	12/6/2024	11th early redemption date:	12/11/2024	At least $1,124.583
12th determination date:	1/6/2025	12th early redemption date:	1/9/2025	At least $1,134.167
13th determination date:	2/6/2025	13th early redemption date:	2/11/2025	At least $1,143.75
14th determination date:	3/6/2025	14th early redemption date:	3/11/2025	At least $1,153.333
15th determination date:	4/7/2025	15th early redemption date:	4/10/2025	At least $1,162.917
16th determination date:	5/6/2025	16th early redemption date:	5/9/2025	At least $1,172.50
17th determination date:	6/6/2025	17th early redemption date:	6/11/2025	At least $1,182.083
18th determination date:	7/7/2025	18th early redemption date:	7/10/2025	At least $1,191.667
Final determination date:	8/6/2025	See “Maturity date” above.		See “Payment at maturity” above.

*The actual early redemption payment with respect to each determination date will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to a return of at least 11.50% per annum.

November 2023 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 11, 2025, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due August 11, 2025, with 3-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Technology Select Sector SPDR® Fund (the “securities”) do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the closing level of each of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Technology Select Sector SPDR® Fund on any monthly determination date (beginning after three months) is greater than or equal to its respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of at least $1,201.25 per $1,000 security. If the securities have not previously been redeemed and the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in any underlying.

Maturity:	Approximately 1.75 years
Automatic early redemption:

The securities are not subject to automatic early redemption until approximately three months after the original issue date. Following this initial 3-month non-call period, if, on any monthly determination date, the closing level of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least 11.50% per annum) for each monthly determination date, as follows*:

●1st determination date:

At least $1,028.75

●2nd determination date:

At least $1,038.333

●3rd determination date:

At least $1,047.917

●4th determination date:

At least $1,057.50

●5th determination date:

At least $1,067.083

●6th determination date:

At least $1,076.667

●7th determination date:

At least $1,086.25

●8th determination date:

At least $1,095.833

●9th determination date:

At least $1,105.417

●10th determination date:

At least $1,115.00

●11th determination date:

At least $1,124.583

●12th determination date:

At least $1,134.167

●13th determination date:

At least $1,143.75

●14th determination date:

At least $1,153.333

●15th determination date:

At least $1,162.917

●16th determination date:

At least $1,172.50

●17th determination date:

At least $1,182.083

●18th determination date:

At least $1,191.667

*The actual early redemption payment with respect to each applicable determination date will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

November 2023 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 11, 2025, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to its respective call threshold level:

At least $1,201.25 (to be determined on the pricing date)

●If the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If the final level of any underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $961.50, or within $35.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

November 2023 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 11, 2025, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the closing level of each of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Technology Select Sector SPDR® Fund on any monthly determination date is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 70% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after three months, when each underlying closes at or above its respective call threshold level on any monthly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in any underlying.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on each of the monthly determination dates (beginning after three months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying closes at or above its respective call threshold level. At maturity, investors will receive a cash payment equal to at least $1,201.25 per stated principal amount (to be determined on the pricing date). Investors do not participate in any appreciation in any underlying.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on each of the monthly determination dates (beginning after three months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes below its respective call threshold level, but the final level of each underlying is greater than or equal to its respective downside threshold level. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000 per security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on each of the monthly determination dates (beginning after three months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

November 2023 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 11, 2025, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level of each underlying on each of the monthly determination dates (beginning after three months), and the payment at maturity, if any, will be determined by reference to the closing level of each underlying on the final determination date. The actual early redemption payment amounts, initial levels, call threshold levels and downside threshold levels will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 11.50% per annum) for each monthly determination date (beginning after three months), as follows:

●1st determination date:

$1,028.75

●2nd determination date:

$1,038.333

●3rd determination date:

$1,047.917

●4th determination date:

$1,057.50

●5th determination date:

$1,067.083

●6th determination date:

$1,076.667

●7th determination date:

$1,086.25

●8th determination date:

$1,095.833

●9th determination date:

$1,105.417

●10th determination date:

$1,115.00

●11th determination date:

$1,124.583

●12th determination date:

$1,134.167

●13th determination date:

$1,143.75

●14th determination date:

$1,153.333

●15th determination date:

$1,162.917

●16th determination date:

$1,172.50

●17th determination date:

$1,182.083

●18th determination date:

$1,191.667

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to its respective call threshold level:

$1,201.25 (the actual payment at maturity for this scenario will be determined on the pricing date)

●If the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If the final level of any underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying.

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000

November 2023 Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 11, 2025, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Initial Level:	With respect to the INDU Index: 30,000 With respect to the RTY Index: 2,000 With respect to the XLK Shares: $150.00
Hypothetical Downside Threshold Level:

With respect to the INDU Index: 21,000, which is 70% of its hypothetical initial level

With respect to the RTY Index: 1,400, which is 70% of its hypothetical initial level

With respect to the XLK Shares: $105.00, which is 70% of its hypothetical initial level

Hypothetical Call Threshold Level:

With respect to the INDU Index: 30,000, which is 100% of its hypothetical initial level

With respect to the RTY Index: 2,000, which is 100% of its hypothetical initial level

With respect to the XLK Shares: $150.00, which is 100% of its hypothetical initial level

November 2023 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 11, 2025, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

Automatic Call:

Example 1 — the securities are redeemed following the second determination date

Date	INDU Index Closing Level	RTY Index Closing Level	XLK Shares Closing Level	Payment (per Security)
1st Determination Date	35,000 (at or above the call threshold level)	2,200 (at or above the call threshold level)	$125.00 (below the call threshold level)	--
2nd Determination Date	32,000 (at or above the call threshold level)	2,100 (at or above the call threshold level)	$160.00 (at or above the call threshold level)	$1,038.333

In this example, on the first determination date following the initial three-month non-call period, the closing levels of two of the underlyings are at or above their respective call threshold levels, but the closing level of the other underlying is below its respective call threshold level. Therefore, the securities are not redeemed. On the second determination date, the closing level of each underlying is at or above the respective call threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,038.333 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any of the underlyings.

How to calculate the payment at maturity:

In the following examples, one or both of the underlyings close below the respective call threshold level(s) on each of the monthly determination dates (beginning after three months), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	INDU Index Final Level	RTY Index Final Level	XLK Shares Final Level	Payment at Maturity (per Security)
Example 1:	38,000 (at or above its call threshold level)	2,200 (at or above its call threshold level)	$165.00 (at or above its call threshold level)	$1,201.25
Example 2:	24,000 (below its call threshold level but at or above its downside threshold level)	2,200 (at or above its call threshold level and downside threshold level)	$180.00 (at or above its call threshold level and downside threshold level)	$1,000
Example 3:	37,500 (at or above its call threshold level and downside threshold level)	2,200 (at or above its call threshold level and downside threshold level)	$75.00 (below its downside threshold level)	$1,000 x ($75.00 / $150.00) = $500
Example 4:	6,000 (below its downside threshold level)	1,000 (below its downside threshold level)	$112.50 (below its call threshold level but at or above its downside threshold level)	$1,000 x (6,000 / 30,000) = $200
Example 5:	6,000 (below its downside threshold level)	600 (below its downside threshold level)	$60.00 (below its downside threshold level)	$1,000 x (6,000 / 30,000) = $200

In example 1, the final level of each underlying is at or above its respective call threshold level. Therefore, investors receive $1,201.25 per security at maturity. Investors do not participate in any appreciation in any underlying.

In example 2, the final levels of two of the underlyings are at or above their respective call threshold levels and at or above their respective downside threshold levels, but the final level of the other underlying is below its call threshold level and at or above its downside threshold level. The INDU Index has declined 20% from its initial level to its final level, the RTY Index has increased 10% from its initial level to its final level, the XLK Shares have increased 20% from its initial level to its final level. Therefore, investors receive a payment at maturity equal to the stated principal amount of $1,000 per security. Investors do not participate in any appreciation in any underlying.

In example 3, the final levels of two of the underlyings are at or above their respective call threshold levels and at or above their respective downside threshold levels, but the final level of the other underlying is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The INDU Index has increased 25% from its initial level to its final level, the RTY Index has increased 10% from its initial level to its final level and

November 2023 Page 8

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 11, 2025, With 3-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Financial Select Sector SPDR® Fund

Principal at Risk Securities

the XLK Shares have declined 50% from its initial level to its final level. Therefore, investors receive at maturity an amount equal to the stated principal amount times the performance factor of the XLK Shares, which represent the worst performing underlying in this example.

In example 4, the final level of one of the underlyings is below its call threshold level but at or above its downside threshold level, while the final levels of the other underlyings are below their respective downside threshold levels. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The INDU Index has declined 80% from its initial level to its final level, the RTY Index has declined 50% from its initial level to its final level and the XLK Shares have declined 25% from its initial level to its final level. Therefore, investors receive at maturity an amount equal to the stated principal amount times the performance factor of the INDU Index, which is the worst performing underlying in this example.

In example 5, the final level of each underlying is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying. The INDU Index has declined 80% from its initial level to its final level, the RTY Index has declined 70% from its initial level to its final level and the XLK Shares have declined 60% from its initial level to its final level. Therefore, the payment at maturity equals the stated principal amount times the performance factor of the INDU Index, which is the worst performing underlying in this example.

If the securities are not redeemed prior to maturity and the final level of any underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than 70% of the stated principal amount per security and could be zero.

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level of 70% of its initial level, you will be exposed to the decline in the value of the worst performing underlying, as compared to its initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each underlying closes at or above its respective call threshold level on any monthly determination date, or to the fixed upside payment at maturity if the securities have not been redeemed and the final level of each underlying is at or above its call threshold level. In all cases, you will not participate in any appreciation of any underlying, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective initial level, call threshold level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting the INDU Index, the RTY Index and the Technology Select Sector Index (the “share underlying index”), ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equity markets generally and which may affect the levels of the underlyings,

odividend rates on the stocks constituting the INDU Index, the RTY Index and the share underlying index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the XLK Shares that may or may not require an adjustment to the adjustment factor,

oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying at the time of sale is near or below its downside threshold level or if market interest rates rise.

You cannot predict the future performance of any underlying based on its historical performance. The value(s) of one or more of the underlyings may decrease so that you will receive no return on your investment and receive a payment at

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maturity that is less than 70% of the stated principal amount. See “Dow Jones Industrial AverageSM Overview,” “Russell 2000® Index” and “Technology Select Sector SPDR® Fund Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlyings or the stocks composing the INDU Index, the RTY Index or the share underlying index. Investing in the securities is not equivalent to investing in the underlyings or the stocks that constitute the INDU Index, the RTY Index or the share underlying index. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the INDU Index, the RTY Index or the share underlying index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first three months of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 1.75-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to

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purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying index), including taking positions in the XLK Shares and the stocks constituting the INDU Index, the RTY Index or the share underlying index, futures and/or options contracts on the underlyings or the component stock of the share underlying index listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of any of the underlyings and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any of the underlyings on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the call threshold levels, the downside threshold levels, the final levels, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of a closing level in the event of a market

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disruption event or discontinuance of an underlying. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities— Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” “—Calculation Agent and Calculations” and” “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by any of the other underlyings. To receive an early redemption payment, each underlying must close at or above its respective call threshold level on the applicable determination date. In addition, if the securities have not been redeemed and at least one underlying has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if one or both of the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

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￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies.  As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies.  These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies.  Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded.  In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel.  Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the Technology Select Sector Index and that are generally tracked by the Technology Select Sector SPDR® Fund are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the underlying shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the underlying shares and, therefore, on the value of the securities.

￭Adjustments to the INDU Index or the RTY Index could adversely affect the value of the securities. The publisher of the INDU Index or the RTY Index may add, delete or substitute the stocks constituting the relevant index or make other methodological changes that could change the value of the relevant index. The publisher of the INDU Index or the RTY Index may discontinue or suspend calculation or publication of the relevant index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index, the payment at maturity on the securities will be an amount based on the closing prices at maturity of the securities composing the INDU Index or the RTY Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the INDU Index or the RTY Index last in effect prior to discontinuance of the INDU Index or the RTY Index.

￭Adjustments to the XLK Shares or the index tracked by the XLK Shares could adversely affect the value of the securities. The investment adviser to the Technology Select Sector SPDR® Fund, SSGA Funds Management, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing Technology Select Sector SPDR® Fund. Any of these actions could adversely affect the price of the XLK Shares and, consequently, the value of the securities. S&P Dow Jones Indices LLC (“S&P”) is responsible for calculating and maintaining the share underlying index. S&P may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the level of the share underlying index. S&P may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to

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substitute a successor index that is comparable to the discontinued Technology Select Sector Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the XLK Shares and, consequently, the value of the securities.

￭The performance and market price of the XLK Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the XLK Shares. The XLK Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index.  In addition, the performance of the XLK Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index.  All of these factors may lead to a lack of correlation between the performance of XLK Shares and the share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the XLK Shares may impact the variance between the performances of XLK Shares and the share underlying index.  Finally, because the shares of the XLK Shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of the XLK Shares may differ from the net asset value per share of the XLK Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the XLK Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the XLK Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the XLK Shares, and their ability to create and redeem shares of the XLK Shares may be disrupted. Under these circumstances, the market price of shares of the XLK Shares may vary substantially from the net asset value per share of the XLK Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the XLK Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the XLK Shares.  Any of these events could materially and adversely affect the price of the shares of the XLK Shares and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the XLK Shares on the final determination date, even if the XLK Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the XLK Shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the XLK Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the XLK Shares. However, the calculation agent will not make an adjustment for every event that can affect the XLK Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

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Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

Information as of market close on October 18, 2023:

Bloomberg Ticker Symbol:	INDU	52 Week High (on 8/1/2023):	35,630.68
Current Index Value:	33,665.08	52 Week Low (on 10/20/2022):	30,333.59
52 Weeks Ago:	30,523.80

The following graph sets forth the daily index closing values of the INDU Index for the period from January 1, 2018 through October 18, 2023. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the INDU Index for each quarter in the same period. The index closing value of the INDU Index on October 18, 2023 was 33,665.08. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the INDU Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the INDU Index at any time, including on the determination dates.

INDU Index Daily Index Closing Values January 1, 2018 to October 18, 2023

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Dow Jones Industrial AverageSM	High	Low	Period End
2018
First Quarter	26,616.71	23,533.20	24,103.11
Second Quarter	25,322.31	23,644.19	24,271.41
Third Quarter	26,743.50	24,174.82	26,458.31
Fourth Quarter	26,828.39	21,792.20	23,327.46
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter	27,572.44	20,943.51	25,812.88
Third Quarter	29,100.50	25,706.09	27,781.70
Fourth Quarter	30,606.48	26,501.60	30,606.48
2021
First Quarter	33,171.37	29,982.62	32,981.55
Second Quarter	34,777.76	33,153.21	34,502.51
Third Quarter	35,625.40	33,843.92	33,843.92
Fourth Quarter	36,488.63	34,002.92	36,338.30
2022
First Quarter	36,799.65	32,632.64	34,678.35
Second Quarter	35,160.79	29,888.78	30,775.43
Third Quarter	34,152.01	28,725.51	28,725.51
Fourth Quarter	34,589.77	29,202.88	33,147.25
2023
First Quarter	34,302.61	31,819.14	33,274.15
Second Quarter	34,408.06	32,764.65	34,407.60
Third Quarter	35,630.68	33,507.50	33,507.50
Fourth Quarter (through October 18, 2023)	33,997.65	33,002.38	33,665.08

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

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Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on October 18, 2023:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 7/31/2023):	2,003.177
Current Index Value:	1,728.809	52 Week Low (on 10/20/2022):	1,704.391
52 Weeks Ago:	1,755.956

The following graph sets forth the daily index closing values of the RTY Index for the period from January 1, 2018 through October 18, 2023. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the RTY Index for each quarter in the same period. The index closing value of the RTY Index on October 18, 2023 was 1,728.809. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the RTY Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the RTY Index at any time, including on the determination dates.

RTY Index Daily Index Closing Values January 1, 2018 to October 18, 2023

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Russell 2000® Index	High	Low	Period End
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter (through October 18, 2023)	1,775.946	1,719.711	1,728.809

The “Russell 2000® Index” is a trademark of FTSE Russell. See “Russell 2000® Index” in the accompanying index supplement.

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Principal at Risk Securities

Technology Select Sector SPDR® Fund Overview

The Technology Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR Trust (the “Trust”), which is a registered investment company. The Trust consists of numerous separate investment portfolios, including the Technology Select Sector SPDR® Fund. The Technology Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. It is possible that this fund may not fully replicate the performance of the Technology Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Technology Select Sector SPDR® Fund is accurate or complete.

Information as of market close on October 18, 2023:

Bloomberg Ticker Symbol:	XLK UP	52 Week High (on 7/18/2023):	$180.26
Current Share Price:	$167.72	52 Week Low (on 11/3/2022):	$118.82
52 Weeks Ago:	$121.38

The following graph sets forth the daily closing values of the XLK Shares for the period from January 1, 2018 through October 18, 2023. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLK Shares for each quarter in the same period. The closing price of the XLK Shares on October 18, 2023 was $167.72. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLK Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the XLK Shares at any time, including on the determination dates.

XLK Shares Daily Closing Prices January 1, 2018 to October 18, 2023

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Technology Select Sector SPDR® Fund (CUSIP: 81369Y803)	High ($)	Low ($)	Period End ($)
2018
First Quarter	70.73	62.01	65.42
Second Quarter	72.38	63.86	69.47
Third Quarter	75.77	69.26	75.33
Fourth Quarter	75.93	57.62	61.98
2019
First Quarter	75.09	58.89	74.00
Second Quarter	78.96	70.63	78.04
Third Quarter	82.75	75.75	80.53
Fourth Quarter	91.92	78.28	91.67
2020
First Quarter	102.79	70.40	80.37
Second Quarter	104.63	76.54	104.49
Third Quarter	127.03	104.66	116.70
Fourth Quarter	130.52	110.86	130.02
2021
First Quarter	138.59	125.83	132.81
Second Quarter	147.82	131.31	147.66
Third Quarter	159.70	147.91	149.32
Fourth Quarter	176.65	148.06	173.87
2022
First Quarter	175.52	141.39	158.93
Second Quarter	161.47	123.49	127.12
Third Quarter	151.56	118.78	118.78
Fourth Quarter	136.15	116.56	124.44
2023
First Quarter	151.01	121.18	151.01
Second Quarter	174.63	143.97	173.86
Third Quarter	180.26	161.97	163.93
Fourth Quarter (through October 18, 2023)	171.08	162.88	167.72

This document relates only to the securities offered hereby and does not relate to the XLK Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLK Shares (and therefore the price of the XLK Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLK Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLK Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLK Shares.

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“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of S&P Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P, S&P Global Inc. or the Trust. S&P and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, S&P Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Technology Select Sector Index. The Technology Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of certain public companies that are components of the S&P 500® Index. The Technology Select Sector Index includes component stocks in the following industries: computers and peripherals; software; diversified telecommunication services; communications equipment; semiconductor and semiconductor equipment; internet software and services; IT services; wireless telecommunication services; electronic equipment and instruments; and office electronics. See “The Technology Select Sector Index” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying Index publishers:	With respect to the INDU Index, S&P Dow Jones Indices LLC, or any successor thereof. With respect to the RTY Index, FTSE Russell, or any successor thereof.
Share underlying index:	With respect to the XLK Shares, the S&P® Technology Select Sector Index
Share underlying index publisher:	With respect to the XLK Shares, S&P Dow Jones Indices LLC, or any successor thereof.
Index closing value:

With respect to the INDU Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of the INDU Index, or any successor index as defined under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement, published at the regular official weekday close of trading on such index business day by the underlying index publisher for the INDU Index, as determined by the calculation agent. In certain circumstances, the index closing value for the INDU Index will be based on the alternate calculation of the INDU Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index, or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTY Index published by the underlying index publisher for the RTY Index.

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile

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confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

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Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the XLK Shares, in stocks constituting the INDU Index, the RTY Index or the S&P® Technology Select Sector Index and in futures and/or options contracts on the XLK Shares, the INDU Index, the RTY Index, the S&P® Technology Select Sector Index or their component stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the final determination date, by purchasing and selling the XLK Shares, the stocks constituting the INDU Index, the RTY Index or S&P® Technology Select Sector Index, futures or options contracts on the XLK Shares, the INDU Index, the RTY Index, the S&P® Technology Select Sector Index or their component stocks listed on major securities markets or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

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Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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